As filed with the Securities and Exchange Commission on December 5, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	61-1055020
(State or Other Jurisdiction of Incorporation of Organization)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300

Chicago, Illinois 60654

(877) 483-6827

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

T. Richard Riney, Esq.

General Counsel

Ventas, Inc.

10350 Ormsby Park Place, Suite 300

Louisville, Kentucky 40223

(502) 357-9000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:  From time to time or at one time after the effective date of the Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common stock, par value $0.25 per share	148,241	(2)	$71.57	$10,609,608	$1,233
(1)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices of the common stock reported by the New York Stock Exchange on November 28, 2014.

(2)	All of the shares of common stock being registered hereby may be offered for the account of the selling stockholders who acquired the shares of common stock in a private transaction.

PROSPECTUS

148,241 Shares

VENTAS, INC.

Common Stock

This prospectus relates to the offer and sale from time to time of up to an aggregate of 148,241 shares of our common stock for the account of the selling stockholders named in this prospectus.  The shares of our common stock offered by this prospectus were issued to the selling stockholders in a private transaction.

The selling stockholders may sell all, some or none of the shares offered by this prospectus.  We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus.  The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.  All fees and expenses of registration incurred in connection with this offering are being borne by us, other than any underwriting fees, discounts, commissions and related expenses attributable to the sale of the common stock offered by this prospectus (including the fees and expenses of any underwriters and such underwriters’ counsel).  We will not receive any of the proceeds from the sale of shares by the selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol “VTR.”  On December 4, 2014, the last reported sales price for our common stock was $72.56 per share.

Investing in our common stock involves risks.  See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 5, 2014.

You should read this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”  You should rely only on the information incorporated by reference or provided in this prospectus or such prospectus supplement.  Neither we nor the selling stockholders have authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where it is unlawful.  You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information we file with the Securities and Exchange Commission (the “SEC”) and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

Statements contained or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference.

Unless the context otherwise requires, references in this prospectus to the terms “we,” “us,” “our” or similar terms and “Ventas” refer to Ventas, Inc., a Delaware corporation, together with its subsidiaries.

ii

ABOUT VENTAS, INC.

Ventas, an S&P 500 company, is a real estate investment trust (“REIT”) with a highly diversified portfolio of seniors housing and healthcare properties located throughout the United States, Canada and the United Kingdom. As of September 30, 2014, we owned more than 1,500 properties (including properties classified as held for sale), including seniors housing communities, medical office buildings (“MOBs”), skilled nursing and other facilities, and hospitals, and we had two new properties under development.  Our company is currently headquartered in Chicago, Illinois.

We primarily acquire and own seniors housing and healthcare properties and lease them to unaffiliated tenants or operate them through independent third-party managers. As of September 30, 2014, we leased a total of 907 properties (excluding MOBs and properties classified as held for sale) to various healthcare operating companies under “triple-net” or “absolute-net” leases that obligate the tenants to pay all property-related expenses, including maintenance, utilities, repairs, taxes, insurance and capital expenditures, and we engaged independent operators, such as Atria Senior Living, Inc. (“Atria”) and Sunrise Senior Living, LLC (together with its subsidiaries, “Sunrise”), to manage a total of 270 of our seniors housing communities (excluding properties classified as held for sale) pursuant to long-term management agreements. Our two largest tenants, Brookdale Senior Living Inc. (together with its subsidiaries, “Brookdale Senior Living”) and Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”) leased from us 161 properties (excluding six properties included in investments in unconsolidated entities) and 86 properties, respectively, as of September 30, 2014.

Through our Lillibridge Healthcare Services, Inc. (“Lillibridge”) subsidiary and our ownership interest in PMB Real Estate Services LLC (“PMBRES”), we also provide MOB management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States.  In addition, from time to time, we make secured and unsecured loans and other investments relating to seniors housing and healthcare operators or properties.

We were incorporated in Kentucky in 1983, commenced operations in 1985 and reorganized as a Delaware corporation in 1987.  We operate through three reportable business segments: triple-net leased properties, senior living operations and MOB operations.  For additional information, see our Consolidated Financial Statements and the related notes, including “Note 2—Accounting Policies,” included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 18, 2014, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the SEC on September 4, 2014 (as so amended, the “2013 Form 10-K”).

We aim to enhance shareholder value by delivering consistent, superior total returns through a strategy of: (1) generating reliable and growing cash flows; (2) maintaining a balanced, diversified portfolio of high-quality assets; and (3) preserving our financial strength, flexibility and liquidity.

Our principal executive offices are located at 353 North Clark Street, Suite 3300, Chicago, Illinois, 60654, and our telephone number is (877) 483-6827.  We maintain a website on the Internet at http://www.ventasreit.com.  Information on our website is not incorporated by reference herein and our web address is included in this prospectus as an inactive textual reference only.

Jensen Transaction

On November 14, 2014, we acquired all of the outstanding shares of Jensen Construction Management, Inc. (“Jensen Construction”), a California corporation, from Sarah M. Jensen in exchange for the issuance of 92,993 shares of our common stock (having a value of approximately $6.4 million based on the closing price of our common stock on November 14, 2014) to Sarah M. Jensen (the “Jensen Transaction”).  As a result of the Jensen Transaction, Jensen Construction became an indirect wholly owned subsidiary of Ventas.

In connection with the Jensen Transaction, we entered into waiver and release agreements with two Jensen Construction employees, Frances Ridlehoover and Thomas Yang, pursuant to which we agreed to issue 53,469 and 1,779 shares of our common stock to Ridlehoover and Yang, respectively, in exchange for, and in full satisfaction of, any right, interest, ownership or claim that Ridlehoover or Yang may have with respect to any interest in, or securities or assets of, Jensen Construction.

RISK FACTORS

Before you invest in shares of our common stock, you should carefully consider the risks involved.  These risks include, but are not limited to:

•                  the risks described below;

•                  the risks described in our 2013 Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 (as amended by Amendment No. 1 to our Quarterly Report on Form 10-Q/A), June 30, 2014 and September 30, 2014, which are incorporated by reference in this prospectus; and

•                  any risks that may be described in other filings we make with the SEC that are deemed to be incorporated by reference in this prospectus.

Risks Relating to Our Common Stock

If our stock price is volatile, purchasers of our common stock could incur substantial losses.

Although our common stock is listed on the New York Stock Exchange, such listing does not provide any assurance that an active public market for the common stock will be sustained.  We cannot predict the effect, if any, that future market sales of our common stock or the availability of our common stock for sale may have on the prevailing market price of the common stock.  In addition, the stock market in recent years has experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies.  These fluctuations, as well as general economic and market conditions, may adversely affect the market price of our common stock.

If there are sales of substantial amounts of our common stock in the future, the price of our common stock could decline.

As of November 30, 2014, we had 294,575,265 shares of our common stock outstanding.  Except for shares held by our affiliates, all of our outstanding shares of common stock are available for immediate sale.  Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the common stock.

Additional issuances of equity securities by us would dilute the ownership of our existing stockholders.

We may issue equity in the future in connection with acquisitions or strategic transactions, including our pending acquisition of American Realty Capital Healthcare Trust, Inc. (“HCT”), to adjust our ratio of debt to equity, including through repayment of outstanding debt, to fund expansion of our operations or for other purposes.  We may issue shares of our common stock at prices or for consideration that is greater or less than the price at which the shares of common stock are being offered by this prospectus.  To the extent we issue additional equity securities, your percentage ownership of our common stock would be reduced.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements regarding our or our tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations, and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from our expectations. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

Our actual future results and trends may differ materially from expectations depending on a variety of factors discussed in our filings with the SEC. These factors include without limitation:

•                  The ability and willingness of our tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with us, including, in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

•                  The ability of our tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness;

•                  Our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including our pending acquisition of HCT and investments in different asset types and outside the United States;

•                  Macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates;

•                  The nature and extent of future competition, including new construction in the markets in which our seniors housing communities and medical office buildings (“MOBs”) are located;

•                  The extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates;

•                  Increases in our borrowing costs as a result of changes in interest rates and other factors;

•                  The ability of our operators and managers, as applicable, to comply with laws, rules and regulations in the operation of our properties, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients;

•                  Changes in general economic conditions or economic conditions in the markets in which we may, from time to time, compete, and the effect of those changes on our revenues, earnings and funding sources;

•                  Our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due;

•                  Our ability and willingness to maintain our qualification as a REIT in light of economic, market, legal, tax and other considerations;

•                  Final determination of our taxable net income for the year ending December 31, 2014;

•                  The ability and willingness of our tenants to renew their leases with us upon expiration of the leases, our ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we exercise our right to replace an existing tenant or manager, and obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant or manager;

•                  Risks associated with our senior living operating portfolio, such as factors that can cause volatility in our operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties;

•                  Changes in exchange rates for any foreign currency in which we may, from time to time, conduct business;

•                  Year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in our leases and our earnings;

•                  Our ability and the ability of our tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers;

•                  The impact of increased operating costs and uninsured professional liability claims on our liquidity, financial condition and results of operations or that of our tenants, operators, borrowers and managers and our ability and the ability of our tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims;

•                  Risks associated with our MOB portfolio and operations, including our ability to successfully design, develop and manage MOBs, to accurately estimate our costs in fixed fee-for-service projects and to retain key personnel;

•                  The ability of the hospitals on or near whose campuses our MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups;

•                  Our ability to build, maintain and expand our relationships with existing and prospective hospital and health system clients;

•                  Risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision-making authority and our reliance on our joint venture partners’ financial condition;

•                  The impact of market or issuer events on the liquidity or value of our investments in marketable securities;

•                  Merger and acquisition activity in the healthcare and seniors housing industries resulting in a change of control of, or a competitor’s investment in, one or more of our tenants, operators, borrowers or managers or significant changes in the senior management of our tenants, operators, borrowers or managers;

•                  The impact of litigation or any financial, accounting, legal or regulatory issues that may affect us or our tenants, operators, borrowers or managers;

•                  Changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on our earnings; and

•                  The impact of expenses related to the re-audit and re-review of our historical financial statements and related matters.

We describe some of these risks and uncertainties in greater detail above under “Risk Factors” and in the risk factors that are incorporated or deemed to be incorporated by reference in this prospectus.  Many of these factors are beyond our control and the control of our management.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders named herein.

SELLING STOCKHOLDERS

In connection with the Jensen Transaction, the selling stockholders, in aggregate, received 148,241 shares of our common stock in transactions exempt from registration under the Securities Act.  Upon the closing of the Jensen Transaction, we entered into employment agreements with Sarah M. Jensen and Frances Ridlehoover, providing for their service as Chief Executive Officer and Chief Strategy Officer, respectively, of Jensen Construction, for an initial term of three years commencing on the date thereof.

The table below sets forth the name of each selling stockholder and the number of shares of our common stock beneficially owned by such selling stockholder that may be offered pursuant to this prospectus.  We have prepared the table below based on information provided to us by or on behalf of the selling stockholders on or prior to December 4, 2014.  The selling stockholders may offer all, some or none of the shares offered by this prospectus.  We cannot predict if, when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus or any other shares beneficially owned by the selling stockholders or their transferees or if, when or in what amounts the selling stockholders or such transferees may acquire additional shares.

Other than as set forth above, the table below or elsewhere in this prospectus, none of the selling stockholders or their respective affiliates has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates.

Information about the selling stockholders may change over time.  Any changed information will be set forth in supplements to this prospectus, if required.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering(1)	Percentage of Shares Outstanding(2)	Number of Shares Being Offered	Number of Shares Beneficially Owned After Offering(1)(3)
Sarah M. Jensen	92,993	*	92,993	—
Frances Ridlehoover	53,469	*	53,469	—
Thomas Yang	1,779	*	1,779	—

(1)         Beneficial ownership as used herein has the meaning ascribed thereto under Section 13(d) of the Exchange Act and the rules thereunder.

(2)         Based on 294,575,265 shares of common stock outstanding as of November 30, 2014.

(3)         The beneficial ownership in this column assumes that the selling stockholder sells all of the shares offered by this prospectus that are beneficially owned by the selling stockholder and that prior to the sale of such shares the selling stockholder does not acquire additional shares or dispose of shares beneficially owned by the selling stockholder that are not being offered pursuant to this prospectus.

*                 Less than 1%.

PLAN OF DISTRIBUTION

Sales of shares of our common stock by the selling stockholders named in this prospectus may be made from time to time in one or more transactions, on the New York Stock Exchange, in the over-the-counter market or any other exchange or quotation system on which shares of our common stock may be listed or quoted, in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.  The shares may be offered directly, to or through agents designated from time to time or to or through brokers or dealers, or through any combination of these methods of sale.  The methods by which the shares may be sold include:

•                  a block trade (which may involve crosses) in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker or dealer as principal and resales by the broker or dealer for its own account pursuant to this prospectus;

•                  exchange distributions or secondary distributions in accordance with the rules of the New York Stock Exchange;

•                  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•                  privately negotiated transactions;

•                  a combination of any of the foregoing methods of sale; and

•                  any other method permitted pursuant to applicable law.

An agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom such brokers or dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker or dealer might be in excess of customary commissions).  A member firm of an exchange on which our common stock is traded may be engaged to act as a selling stockholder’s agent in the sale of shares by the selling stockholders.

Subject to the following paragraph, in connection with distributions of the shares of our common stock offered by this prospectus or otherwise, the selling stockholders may enter into hedging transactions with brokers or dealers or other financial institutions with respect to our common stock.  In connection with these transactions, the brokers or dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders.  Such hedging transactions may require or permit the selling stockholders to deliver the shares to such brokers or dealers or other financial institutions to settle the hedging transactions.  The selling stockholders may also sell our common stock short and deliver the shares to close out those short positions.  If so required by applicable law, this prospectus, as amended or supplemented, may be used to effect:

•                  the short sales of our common stock referred to above;

•                  the sale or other disposition by the brokers or dealers or other financial institutions of any shares they receive pursuant to the hedging transactions referred to above; or

•                  the delivery by the selling stockholders of shares to close out short positions.

In addition, any shares of our common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders may transfer, pledge or loan the shares to a transferee, pledgee, donee or successor that, in turn, may sell the shares.  In those circumstances, the transferee, pledgee, donee or successor would become a selling stockholder under this prospectus and, if required under the Securities Act, will be identified in a prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus is a part prior to making an offer or sale under this prospectus.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery of shares of our common stock, which the broker-dealer or other financial institution may then resell pursuant to this prospectus.

Each broker-dealer that receives our common stock for its own account pursuant to this prospectus must acknowledge that it will deliver the prospectus in connection with any sale of our common stock.  If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution.

The selling stockholders and any other person participating in such distribution will be subject to certain provisions of the Exchange Act.  The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of our common stock by the selling stockholders and any other such person.  In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to the common stock.  In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market.  All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

The selling stockholders and any brokers, dealers, agents or others that participate with the selling stockholders in the distribution of the shares offered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any underwriting discounts, commissions or fees received by such persons and any profit on the resale of the shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act.

There can be no assurance that the selling stockholders will sell any or all of the shares offered hereby.

We will bear all fees and expenses of registration of the shares offered by this prospectus, other than any underwriting fees, discounts, commissions and related expenses attributable to the sale of shares offered hereby (including the fees and expenses of any underwriters and such underwriters’ counsel).  The fees and expenses of registration to be borne by us referred to in the foregoing sentence shall include, without limitation, printing expenses, reasonable fees and expenses of one counsel to the selling stockholders and fees and expenses of all other persons retained by us in connection with the consummation of the transactions hereby.  We estimate that the total expenses of this offering payable by us will be $90,000.

VALIDITY OF THE OFFERED SECURITIES

The validity of the shares of our common stock to be offered by this prospectus has been passed upon for us by Wachtell, Lipton, Rosen & Katz.

EXPERTS

Ventas

Our consolidated financial statements and schedule as of and for each of the years ended December 31, 2013 and 2012 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Our consolidated statements of income, comprehensive income, equity, and cash flows for the year ended December 31, 2011 and the 2011 information in the financial statement Schedule III, included in Amendment No. 1 to our Annual Report on Form 10-K/A have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated statements of income, comprehensive income, equity, and cash flows for the year ended December 31, 2011 and the 2011 information in the financial statement Schedule III, included in Amendment No. 1 to our Annual Report on Form 10-K/A are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

HCT

The audited consolidated financial statements and financial statement schedule of HCT incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said report.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy the reports, proxy statements and other information that we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the SEC’s public reference room, including copy charges.  In addition, the SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us.  Our common stock is traded on the New York Stock Exchange under the symbol “VTR.”  Reports and information that we file with the SEC can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.  Information about us is also available on our website at http://www.ventasreit.com.  Information on our website is not incorporated by reference herein and our web address is included in this prospectus as an inactive textual reference only.

We are incorporating by reference in this prospectus the information we file with the SEC.  This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until all of the shares of our common stock offered by this prospectus are sold:

•                  our Annual Report on Form 10-K for the year ended December 31, 2013, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A;

•                  our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014 (as amended by Amendment No. 1 to our Quarterly Report on Form 10-Q/A), June 30, 2014 and September 30, 2014;

•                  our Current Reports on Form 8-K filed on February 14, 2014 (however, we do not incorporate by reference any information under Item 2.02, Results of Operations and Financial Condition), March 13, 2014, April 15, 2014, April 17, 2014, April 25, 2014 (two filings on this date) (however, we do not incorporate by reference any information under Item 2.02, Results of Operations and Financial Condition), May 16, 2014, June 2, 2014; June 5, 2014; July 9, 2014; July 11, 2014; August 12, 2014 (however, we do not incorporate by reference any information under Item 2.02, Results of Operations and Financial Condition); September 2, 2014; September 16, 2014 (two filings on this date); September 18, 2014 (two filings on this date); September 29, 2014; October 24, 2014 (however, we do not incorporate by reference any information under Item 2.02, Results of Operations and Financial Condition); October 29, 2014; and December 1, 2014;

•                  our Proxy Statement filed on April 4, 2014 for our 2014 Annual Meeting of Stockholders; and

•                  the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-10989) filed with the Commission on January 23, 1992, as amended.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Ventas, Inc.
Attention: Corporate Secretary
353 North Clark Street, Suite 3300
Chicago, Illinois 60654
(877) 483-6827

We have not authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated by reference into this document.  Therefore, if anyone gives you information of this sort, you should not rely on it.  If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.  The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                                                  Other Expenses of Issuance and Distribution

The expenses of this offering (all of which are to be paid by the Registrant) are estimated to be as follows:

Securities and Exchange Commission registration fee	$1,233
Legal fees and expenses	25,000
Accounting fees and expenses	40,000
Blue Sky fees and expenses (including legal fees)	5,000
New York Stock Exchange Supplemental Listing Fee	2,965
Printing expenses	5,000
Miscellaneous	10,802
TOTAL	$90,000

Item 15.                                                  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers us to, and Article VII of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), provides that we will, indemnify any person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), because he or she is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liabilities and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by him or her in connection with such Proceeding.  We may provide by action of our Board of Directors through agreement, resolution or by a provision in our Fourth Amended and Restated Bylaws, indemnification of our employees and agents with substantially the same scope and effect as the indemnification provided in Article VII of the Certificate.

Expenses incurred by such a person in his or her capacity as one of our directors or officers (and not in any other capacity in which service was or is rendered by such person while a director or officer) in defending a Proceeding may be paid by us in advance of the final disposition of such Proceeding as authorized by our Board of Directors in a specific case upon receipt of an undertaking by or on behalf of that person to repay such amounts unless it is ultimately determined that such person is entitled to be indemnified by us as authorized by the DGCL.  Expenses incurred by a person in any capacity other than as one of our officers or directors may be paid in advance of the final disposition of a Proceeding on such terms and conditions, if any, as our Board of Directors deems appropriate.

Pursuant to Section 102(b)(7) of the DGCL, the Certificate eliminates certain liability of our directors for breach of their fiduciary duty of care.  Article VI of the Certificate provides that neither we nor our stockholders may recover monetary damages from our directors for breach of the duty of care in the performance of their duties as our directors.  Article VI does not, however, eliminate the liability of our directors (i) for a breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful distributions), or (iv) for any improper personal benefit.

The indemnification provided for by Article VII of the Certificate is a contract right and continues as to persons who cease to be directors, officers, employees or agents and inures to the benefit of the heirs, executors and administrators of such persons.  No amendment to the Certificate or repeal of any article thereof increases the liability of any of our directors or officers for acts or omissions of such persons occurring prior to such amendment or repeal.

The right to indemnification conferred by Article VII of the Certificate is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in his or her official capacity and in any other capacity while holding such office.

We may purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, trustee, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not we would have the power or be obligated to indemnify him or her against such liability under the provisions of Article VII of the Certificate or the DGCL.

We currently have in effect directors’ and officers’ liability insurance policies.  These policies cover any negligent act, error or omission of a director or officer, subject to certain exclusions and limitations.

Item 16.                                                  Exhibits

Exhibit No.	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 1998).

4.2

Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (incorporated by reference to the Prospectus included in our Registration Statement on Form S-3, filed on November 28, 2008, Registration No. 333-155770, as supplemented).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in its opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP.

23.3	Consent of Ernst & Young LLP.

23.4	Consent of Grant Thornton LLP.

24.1	Powers of Attorney (included on the signature pages hereto).

Item 17.                                                  Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, the State of Illinois, on the 5th day of December, 2014.

VENTAS, INC.

By:	/s/ Debra A. Cafaro
Debra A. Cafaro
Chairman of the Board and Chief Executive Officer

The undersigned officers and directors of Ventas, Inc. hereby severally constitute and appoint Debra A. Cafaro and T. Richard Riney, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of December, 2014.

Signature	Title

/s/ Debra A. Cafaro	Chairman of the Board, Chief Executive Officer and Director
Debra A. Cafaro	(Principal Executive Officer)

/s/ Robert F. Probst	Executive Vice President, Chief Financial Officer and Acting
Robert F. Probst	Chief Accounting Officer
(Principal Financial and Accounting Officer)

/s/ Melody C. Barnes	Director
Melody C. Barnes

/s/ Douglas Crocker II	Director
Douglas Crocker II

/s/ Ronald G. Geary	Director
Ronald G. Geary

/s/ Jay M. Gellert	Director
Jay M. Gellert

/S/ Richard I. Gilchrist	Director
Richard I. Gilchrist

/S/ Matthew J. Lustig	Director
Matthew J. Lustig

Signature	Title

/s/ Douglas M. Pasquale	Director
Douglas M. Pasquale

/s/ Robert D. Reed	Director
Robert D. Reed

/s/ Glenn J. Rufrano	Director
Glenn J. Rufrano

/s/ James D. Shelton	Director
James D. Shelton

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 1998).

4.2

Ventas, Inc. Distribution Reinvestment and Stock Purchase Plan (incorporated by reference to the Prospectus included in our Registration Statement on Form S-3, filed on November 28, 2008, Registration No. 333-155770, as supplemented).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in its opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP.

23.3	Consent of Ernst & Young LLP.

23.4	Consent of Grant Thornton LLP.

24.1	Powers of Attorney (included on the signature pages hereto).